NEWS RELEASE
CONTACT:	John Valaas, President & CEO
Roger Mandery, EVP & CFO
425.455.7300

FIRST MUTUAL BANCSHARES EARNS $1.8 MILLION, OR $0.25 PER SHARE, IN SECOND QUARTER

BELLEVUE, WA – July 24, 2007 – First Mutual Bancshares, Inc., (NASDAQ: FMSB) the holding company for First Mutual Bank, today reported that improved core deposit growth and sales of consumer loans contributed to second quarter profits.  For the quarter ended June 30, 2007, net income was $1.8 million, or $0.25 per diluted share, compared to $2.7 million, or $0.40 per diluted share in the second quarter of 2006.  For the first six months of 2007, net income was $4.5 million, or $0.64 per diluted share, compared to $5.4 million, or $0.80 per diluted share, in the first half of 2006.  All share and per share data has been adjusted for the five-for-four stock split distributed on October 4, 2006.

Financial highlights for the second quarter of 2007, compared to a year ago, include:

1.	Prime-based business banking loans increased 13%.

2.	Checking and money market accounts increased 15%.

3.	Gain on sale of loans increased 57%, reflecting strong sales finance production.

4.	Time deposits decreased to 56% of total deposits, compared to 61% a year ago.

“We have always been focused on maximizing shareholder value, and the past year was no exception,” stated John Valaas, President and CEO.  “We issued a five-for-four stock split in October 2006 which increased the dividend 12.5% to $0.09 per share, and we achieved increases in our stock price as our earnings rose during 2006.  On July 2, 2007, we announced that First Mutual had entered into a definitive merger agreement with Washington Federal, Inc. (NASDAQ: WFSL).  That agreement provides, subject to certain conditions, for a merger of First Mutual with and into Washington Federal.  Once the merger is complete, First Mutual’s shareholders may elect to receive stock and/or cash equal to approximately $27.05 in total consideration for each share of FMSB stock they own, offering an excellent return to our shareholders.”

“We had several one time expenses during the second quarter that impacted our earnings performance,” said Valaas.  “We paid a retention bonus of $158,000 to Roger Mandery for staying on as our CFO past his retirement date.  Other operating expenses during the second quarter were impacted by approximately $175,000 in legal and other fees related to the Washington Federal transaction, $163,000 in expenditures for the payoff of a contract for an outside operations consultant and a charitable contribution in the amount of $188,000.  This contribution was originally to be paid in installments over time, but given the acquisition we elected to lump-sum the remaining contribution during the second quarter.”

Second quarter revenues totaled $11.0 million, compared to $12.1 million in the second quarter of 2006.  Interest income was down 1% during the second quarter of 2007, while interest expense increased 9% over the same quarter last year.  Net interest income was down 12% to $8.9 million in the second quarter, compared to $10.0 million in the second quarter of 2006.  Noninterest income grew 4% to $2.13 million, compared to $2.06 million in the second quarter of 2006, largely due a $319,000 increase in gain on sale of loans, a $99,000 growth in servicing fees, net of amortization and a $116,000 gain on sale of investments.

For the first six months of 2007 revenues were $23.0 million, compared to $24.0 million in the like period a year ago.  Interest income increased 2% year-to-date while interest expense increased 14% over the first half of 2006.  Net interest income was $18.2 million for the first half of the year compared to $20.3 million in the first half of 2006.  Noninterest income grew 27% to $4.8 million during the first half of the year, compared to $3.8 million in the same period a year earlier.  The increase was largely due to increased sales finance loan sales.

Second quarter noninterest expense was $8.2 million, compared to $7.8 million in the second quarter of 2006.  Year-to-date, noninterest expense was $16.0 million, compared to $15.5 million in the same period a year ago.

The cost of interest-bearing liabilities was 4.02% in the second quarter of 2007, compared to 4.14% in the previous quarter and 3.79% in the second quarter of 2006.  The yield on earnings assets improved to 7.73% in the second quarter of 2007, compared to 7.67% in the preceding quarter and 7.44% in the second quarter a year ago.

“We continue to see net interest margin pressure in this challenging interest rate environment,” Valaas said.  “Non-interest bearing deposits, which currently carry better yields than interest-bearing checking accounts, are up 36% in the past 12 months.  When long- and short-term rates begin to deviate, we should be better positioned to capitalize on the growth in our low-cost deposit base.  Until that time, our net interest margin will likely remain under pressure.”  The net interest margin declined to 3.62% in the quarter, compared to 3.73% in the preceding quarter and 3.91% in the second quarter of 2006.  For the first half of the year the net interest margin was 3.68% compared to 3.96% during the first half of 2006.

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FMSB – 2Q07 results
July 24, 2007

At the end of June, income property loans dropped to 25% of total loans, compared to 28% a year ago.  Single-family home loans had grown to 30% of First Mutual’s loan portfolio, compared to 26% a year earlier.  Business banking loans grew to 19% of total loans, compared to 16% at the end of the second quarter of 2006, and commercial construction loans edged up to 6% of total loans, from 5% a year ago.  Consumer loans declined to 11% of total loans, versus 12% a year earlier, reflecting continued sales finance loan sales into the secondary market.  Single-family custom construction loans decreased to 6% of total loans, from 10% a year ago, and speculative single-family construction loans remained at 3% of total loans.

“Our focus of growing business banking loans is starting to pay off, with these loans increasing 13% during the last year,” Valaas said.  “Custom built single-family home loans is also a niche that allows us to capitalize on the continued strength of the local housing market with lower risk than speculative single-family construction loans and land development loans.  In addition, our single-family mortgage and construction loans typically generate superior yields relative to traditional home loans.”

New loan originations were $128 million in the second quarter of 2007, compared to $158 million a year ago.  Net portfolio loans were $857 million, compared to $899 million at the end of the second quarter last year.  Total assets declined slightly to $1.03 billion, from $1.10 billion at the end of June 2006.

“Moderating our loan production has allowed us to pay down borrowings and let some costly time deposits run off,” said Valaas.  “We will continue to manage our loan portfolio growth by maintaining our underwriting standards and continuing loan sales.”

Total deposits were about flat at $760 million at the end of June, compared to June 30, 2006.  Time deposits fell by 10% to $423 million, compared to $467 million at the end of the second quarter a year ago, while other deposits increased 15% to $337 million, from $293 million at the end of June 2006.  At quarter-end, time deposits were 56% of total deposits, compared to 61% at the end of June 2006.

The number of business checking accounts increased by 12% over the past year to 2,686 at quarter-end.  Consumer checking accounts increased 6% to 8,040 accounts at the end of June 2007.

“Solid credit quality remains a priority, and although we saw an increase in a few non-performing loans this quarter we do not see this as a trend going forward,” Valaas said.  Non-performing loans (NPLs) were $3.5 million, or 0.40% of gross loans at June 30, 2007, compared to $2.0 million, or 0.22% of gross loans at the end of the preceding quarter, and $386,000, or 0.04% of gross loans a year earlier.  Non-performing assets (NPAs) were 0.34% of total assets at the end of June 2007, compared to 0.19% of total assets at the end of the first quarter and 0.03% a year earlier.  At quarter-end, the loan loss reserve was $10.0 million (including a $205,000 liability for unfunded commitments), or 1.12% of gross loans.

First Mutual generated a 9.62% return on average equity (ROE) in the second quarter of 2007, compared to 17.25% a year earlier.  For the first six months of 2007, ROE was 12.4%, compared to 17.5% in the first six months of 2006.  Return on average assets (ROA) was 0.67% and 0.85%, respectively, in the second quarter and first half of 2007, compared to 0.99% for both respective periods last year.  The efficiency ratio was 75.0% in the second quarter of 2007, versus 64.9% the same period last year.  Year-to-date, efficiency ratio was 69.5%, versus 64.6% in the first half of 2006.

First Mutual Bancshares, Inc. is the parent company of First Mutual Bank, an independent, community-based bank that operates 12 full-service banking centers in the Puget Sound area and sales finance offices in Orange Park, Florida and Mt. Clemens, Michigan.

www.firstmutual.com

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FMSB – 2Q07 results
July 24, 2007

Income Statement		Quarters Ended
(Unaudited) (Dollars In Thousands, Except Per Share Data)	Three Month	June 30,	March 31,	June 30,	One Year
Interest Income	Change	2007	2007	2006	Change
Loans Receivable		$18,092	$18,500	$18,518
Interest on Available for Sale Securities		384	54	1,088
Interest on Held to Maturity Securities		75	77	87
Interest on Held for Trading Securities		477	945	—
Interest Other		543	206	132
Total Interest Income	-1%	19,571	19,782	19,825	-1%

Interest Expense
Deposits		7,487	7,710	6,447
FHLB and Other Advances		3,223	2,721	3,353
Total Interest Expense	3%	10,710	10,431	9,800	9%

Net Interest Income		8,861	9,351	10,025
Provision for Loan and Lease Losses		(86)	(152)	(135)
Net Interest Income After Provision for Loan and Lease Losses	-5%	8,775	9,199	9,890	-11%

Noninterest Income
Gain on Sales of Loans		873	973	554
Gain/(Loss) from Mark to Market (SFAS 159)		(211)	447	—
Servicing Fees, Net of Amortization		399	437	300
Gain on Sales of Investments		116	—	—
Fees on Deposits		208	188	194
Other		746	618	1,009
Total Noninterest Income	-20%	2,131	2,663	2,057	4%

Noninterest Expense
Salaries and Employee Benefits		4,617	4,509	4,477
Occupancy		968	982	1,043
Credit Insurance Premiums		380	426	479
Other		2,276	1,819	1,836
Total Noninterest Expense	7%	8,241	7,736	7,835	5%

Income Before Provision for Federal Income Tax		2,665	4,126	4,112
Provision for Federal Income Tax		908	1,411	1,400
Net Income	-35%	$1,757	$2,715	$2,712	-35%

EARNINGS PER COMMON SHARE (1):
Basic	-37%	$0.26	$0.41	$0.41	-37%
Diluted	-36%	$0.25	$0.39	$0.40	-38%

WEIGHTED AVERAGE SHARES OUTSTANDING (1):
Basic		6,690,810	6,682,000	6,644,804
Diluted		6,934,848	6,933,269	6,790,098

(1) All per share data has been adjusted to reflect the five-for-four stock split paid on October 4, 2006.

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FMSB – 2Q07 results
July 24, 2007

Income Statement	Six Months Ended
(Unaudited) (Dollars In Thousands, Except Per Share Data)	June 30,	June 30,	One Year
Interest Income	2007	2006	Change
Loans Receivable	$36,592	$36,065
Interest on Available for Sale Securities	438	2,281
Interest on Held to Maturity Securities	152	177
Interest on Held for Trading Securities	1,422	—
Interest Other	749	250
Total Interest Income	39,353	38,773	1%

Interest Expense
Deposits	15,197	12,363
FHLB and Other Advances	5,944	6,154
Total Interest Expense	21,141	18,517	14%

Net Interest Income	18,212	20,256
Provision for Loan and Lease Losses	(238)	(206)
Net Interest Income After Provision for Loan and Lease Losses	17,974	20,050	-10%

Noninterest Income
Gain on Sales of Loans	1,846	1,310
Gain from Mark to Market (SFAS 159)	236	—
Servicing Fees, Net of Amortization	836	635
Gain on Sales of Investments	116	—
Fees on Deposits	396	376
Other	1,364	1,451
Total Noninterest Income	4,794	3,772	27%

Noninterest Expense
Salaries and Employee Benefits	9,126	8,923
Occupancy	1,950	2,053
Credit Insurance Premiums	806	942
Other	4,095	3,605
Total Noninterest Expense	15,977	15,523	3%

Income Before Provision for Federal Income Tax	6,791	8,299
Provision for Federal Income Tax	2,319	2,873
Net Income	$4,472	$5,426	-18%

EARNINGS PER COMMON SHARE (1):
Basic	$0.67	$0.82	-18%
Diluted	$0.64	$0.80	-20%

WEIGHTED AVERAGE SHARES OUTSTANDING (1):
Basic	6,686,429	6,636,099
Diluted	6,935,726	6,813,695

(1) All per share data has been adjusted to reflect the five-for-four stock split paid on October 4, 2006.

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FMSB – 2Q07 results
July 24, 2007

Balance Sheet
(Unaudited) (Dollars In Thousands)	Three Month	June 30,	March 31,	June 30,	One Year	December 31,
	Change	2007	2007	2006	Change	2006
Assets:
Interest-Earning Deposits		$4,616	$3,557	$918		$6,990
Noninterest-Earning Demand Deposits and Cash on Hand		16,765	13,385	20,084		18,372
Total Cash and Cash Equivalents:	26%	21,381	16,942	21,002	2%	25,362

Mortgage-Backed and Other Securities, Available for Sale (at fair value)		4,181	4,589	97,139		89,728
Mortgage-Backed and Other Securities, Held for Trading (at fair value)		54,696	86,733	—		—
Mortgage-Backed and Other Securities, Held to Maturity (Fair Value of $7,819, $5,176, $6,032 and $5,585 respectively)		7,892	5,208	6,153		5,620
Loans Receivable, Held for Sale		21,391	20,915	20,501		13,733
Loans Receivable	0%	866,858	870,707	908,738	-5%	893,431
Reserve for Loan and Lease Losses	0%	(9,759)	(9,773)	(9,821)	-1%	(9,728)
Loans Receivable, Net	0%	857,099	860,934	898,917	-5%	883,703

Accrued Interest Receivable		5,245	5,585	5,365		5,534
Land, Buildings and Equipment, Net		35,435	35,696	35,080		35,566
Federal Home Loan Bank (FHLB) Stock, at Cost		13,122	13,122	13,122		13,122
Servicing Assets		4,984	4,608	2,702		4,011
Other Assets		3,603	2,515	3,192		2,884
Total Assets	-3%	$1,029,029	$1,056,847	$1,103,173	-7%	$1,079,263

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-Interest Bearing	10%	$61,543	$56,022	$45,246	36%	$56,566
Interest Bearing Transactions and Savings Accounts	0%	275,677	275,997	247,687	11%	263,830
Interest Bearing Time Deposits	-4%	422,565	439,640	467,411	-10%	485,399
Total Deposits	-2%	759,785	771,659	760,344	0%	805,795

Drafts Payable		1,199	911	468		1,314
Accounts Payable and Other Liabilities		7,511	9,600	6,858		7,018
Advance Payments by Borrowers for Taxes and Insurance		1,679	2,601	1,870		1,583
FHLB Advances		163,468	178,067	248,332		171,932
Other Advances		4,600	4,600	4,600		4,600
Long term Debentures Payable (at fair value)		9,048	9,044	—		—
Long Term Debentures Payable		8,000	8,000	17,000		17,000
Total Liabilities	-3%	955,290	984,482	1,039,472	-8%	1,009,242

Stockholders’ Equity:
Common Stock $1 Par Value-Authorized, 30,000,000 Shares Issued and Outstanding, 6,694,510, 6,687,975, 5,318,732 and 6,673,528 Shares, Respectively		6,695	6,688	5,319		6,674
Additional Paid-In Capital		45,755	45,538	45,772		45,119
Retained Earnings		21,303	20,148	15,241		19,589
Accumulated Other Comprehensive Loss:
Unrealized (Loss) on Securities Available for Sale and
Interest Rate Swap, Net of Federal Income Tax		(14)	(9)	(2,631)		(1,361)
Total Stockholders’ Equity	2%	73,739	72,365	63,701	16%	70,021

Total Liabilities and Equity	-3%	$1,029,029	$1,056,847	$1,103,173	-7%	$1,079,263

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FMSB – 2Q07 results
July 24, 2007

Financial Ratios (1)	Quarters Ended			Six Months Ended
(Unaudited)	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
Return on Average Equity	9.62%	15.25%	17.25%	12.41%	17.52%
Return on Average Assets	0.67%	1.02%	0.99%	0.85%	0.99%
Efficiency Ratio	74.97%	64.39%	64.85%	69.45%	64.60%
Annualized Operating Expense/Average Assets	3.16%	2.90%	2.83%	3.03%	2.84%
Yield on Earning Assets	7.73%	7.67%	7.44%	7.70%	7.31%
Cost of Interest-Bearing Liabilities	4.02%	4.14%	3.79%	4.08%	3.61%
Net Interest Spread	3.71%	3.53%	3.65%	3.62%	3.70%
Net Interest Margin	3.62%	3.73%	3.91%	3.68%	3.96%

	June 30,	March 31,	June 30,
	2007	2007	2006
Tier 1 Capital Ratio	8.76%	8.15%	7.44%
Risk Adjusted Capital Ratio	12.65%	12.37%	11.10%
Book Value per Share	$11.01	$10.82	$9.58

(1) All per share data has been adjusted to reflect the five-for-four stock split paid on October 4, 20006.

	Quarters Ended
AVERAGE BALANCES	June 30,	March 31,	June 30,
(Unaudited) (Dollars in Thousands)	2007	2007	2006
Average Net Loans (Including Loans Held for Sale)	$880,170	$889,643	$902,356
Average Earning Assets	$979,028	$1,003,977	$1,027,404
Average Assets	$1,042,938	$1,068,055	$1,094,220
Average Non-Interest Bearing Deposits	$58,783	$56,294	$44,827
Average Interest Bearing Deposits	$706,940	$732,433	$727,153
Average Deposits	$765,723	$788,727	$771,979
Average Equity	$73,052	$71,194	$62,877

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FMSB – 2Q07 results
July 24, 2007

LOAN DATA	June 30,	March 31,	December 31,	June 30,
(Unaudited) (Dollars in Thousands)	2007	2007	2006	2006
Net Loans (Including Loans Held for Sale)	$878,490	$881,849	$897,436	$919,418
Non-Performing/Non-Accrual Loans	$3,482	$1,981	$3,462	$386
as a Percentage of Gross Loans	0.40%	0.22%	0.38%	0.04%
Real Estate Owned Loans and Repossessed Assets	—	—	—	—
Total Non-Performing Assets	$3,482	$1,981	$3,462	$386
as a Percentage of Total Assets	0.34%	0.19%	0.32%	0.03%
Loan Loss Reserves as a Percentage of Gross Loans	1.12%	1.13%	1.11%	1.09%
(Includes Portion of Reserves Identified for
Unfunded Commitments)

ALLOWANCE FOR LOAN LOSSES	Quarters Ended
	June 30,	December 31,	June 30,
(Unaudited) (Dollars in Thousands)	2007	2006	2006
Reserve for Loan Losses:
Beginning Balance	$9,773	$10,027	$9,746
Provision for Loan Losses	158	511	135
Less Net Charge-Offs	(172)	(810)	(60)
Balance of Reserve for Loan Losses	$9,759	$9,728	$9,821

Reserve for Unfunded Commitments:
Beginning Balance	$277	$345	$341
Provision for Unfunded Commitments	(72)	(19)	—
Balance of Reserve for Unfunded Commitments	$205	$326	$341

Total Reserve for Loan Losses:
Reserve for Loan Losses	$9,759	$9,728	$9,821
Reserve for Unfunded Commitments	205	326	341
Total Reserve for Loan Losses	$9,964	$10,054	$10,162

This press release contains forward-looking statements, including information regarding our anticipated merger, our perception that the quarterly increase in non-performing loans does not constitute a trend and other matters that are forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.   Although we believe that the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business, operations, and prospects, these forward-looking statements are subject to numerous uncertainties and risks, and actual events, results, and developments will ultimately differ from the expectations and may differ materially from those expressed or implied in such forward-looking statements.  Factors that could affect actual results include the various factors affecting our acquisition of various loan products, general interest rate and net interest changes and the fiscal and monetary policies of the government, economic conditions in our market area and the nation as a whole; the impact of competitive products, services, and pricing; and our credit risk management.  There are other risks and uncertainties that could affect us which are discussed from time to time in our filings with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.  We disclaim any obligation to update or publicly announce future events or developments that might affect the forward-looking statements herein or to conform these statements to actual results or to announce changes in our expectations.